                                                                     EXHIBIT 12

                                                                                                          THREE MONTHS
                                                       YEAR ENDED DECEMBER 31,                           ENDED MARCH 31,
                                        1994         1995         1996          1997         1998         1998         1999
COMPUTATION OF RATIO OF
  CONSOLIDATED EARNINGS
  TO FIXED CHARGES
Income before income tax            $  106,173    $  121,034    $ 139,741    $179,373   $   220,724   $   50,026    $  61,949
Add interest expense                     7,766         9,589       10,063      10,768        13,512        2,193        3,155
                                    ----------    ----------    ---------    --------   -----------   ----------    ---------

Earnings before interest and taxes  $   113,93    $  130,623    $ 149,804    $190,141   $   234,236   $   52,219    $  65,104
                                    ----------    ----------    ---------    --------   -----------   ----------    ---------
                                    ----------    ----------    ---------    --------   -----------   ----------    ---------

Earnings before interest and taxes
  divided by interest expense             14.7          13.6         14.9        17.7          17.3         23.8         20.6
                                    ----------    ----------    ---------    --------   -----------   ----------    ---------
                                    ----------    ----------    ---------    --------   -----------   ----------    ---------
COMPUTATION OF RATIO OF
  CONSOLIDATED EARNINGS
  TO COMBINED FIXED
  CHARGES AND DISTRIBUTIONS
  ON THE GUARANTEED PREFERRED
  BENEFICIAL INTERESTS (1)

Income before income tax            $  106,173    $  121,034    $ 139,741    $179,373   $   220,724   $   50,026    $  61,949
Add interest expense                     7,766         9,589       10,063      10,768        13,512        2,193        3,155

Earnings before interest and taxes  $  113,939    $  130,623    $ 149,804    $190,141   $   234,236   $   52,219    $  65,104
                                    ----------    ----------    ---------    --------   -----------   ----------    ---------
                                    ----------    ----------    ---------    --------   -----------   ----------    ---------

Earnings before interest and taxes
  divided by interest expense and
  distributions on guaranteed
  preferred beneficial
  interests (1)                           10.8           9.0         10.0         9.2           7.3          7.6          8.3
                                    ----------    ----------    ---------    --------   -----------   ----------    ---------
                                    ----------    ----------    ---------    --------   -----------   ----------    ---------

                                                                                                          THREE MONTHS
                                                       YEAR ENDED DECEMBER 31,                           ENDED MARCH 31,
                                        1994         1995         1996          1997         1998         1998         1999
COMPUTATION OF RATIO OF
  CONSOLIDATED EARNINGS
  TO COMBINED FIXED
  CHARGES, DISTRIBUTIONS
  ON THE GUARANTEED PREFERRED
  BENEFICIAL INTERESTS (1),
  AND INTEREST CREDITED ON
  INVESTMENT PRODUCTS
Income before income tax           $   106,173    $  121,034    $ 139,741    $179,373   $   220,724   $   50,026    $  61,949
Add interest expense                     7,766         9,589       10,063      10,768        13,512        2,193        3,155
Add interest credited on
  investment products                  260,081       286,710     280,377      299,004       352,721       84,729       85,361
                                    ----------    ----------    ---------    --------   -----------   ----------    ---------

Earnings before interest and taxes  $  374,021    $  417,333    $ 430,181    $489,145   $   586,957   $  136,948    $ 150,465
                                    ----------    ----------    ---------    --------   -----------   ----------    ---------
                                    ----------    ----------    ---------    --------   -----------   ----------    ---------

Earnings before interest and taxes
  divided by interest expense,
  distributions on the guaranteed
  preferred beneficial
  interests (1), and interest
  credited on investment products          1.4           1.4          1.5         1.5           1.5          1.5          1.6
                                    ----------    ----------    ---------    --------   -----------   ----------    ---------
                                    ----------    ----------    ---------    --------   -----------   ----------    ---------

(1) Guaranteed preferred beneficial interests in Protective's subordinated debenture consist of 9% Cumulative Monthly Income Preferred Securities, Series A (MIPS), 8 1/2% Trust Originated Preferred Securities (TOPrS), and 6 1/2% Trust Originated Preferred Securities a component of the 6 1/5% FELINE PRIDES (PRIDES). Distributions on the MIPS were $2,764 in 1994, $4,950 in 1995, 1996, 1997 and 1998 and $1,237 in both of the three month periods ended March 31, 1998 and 1999. Distributions on the TOPrS were $4,162 in 1997, $6,190 in 1998, and $1,548 in both of the three month periods ended March 31, 1998 and 1999; there were no TOPrS outstanding during any prior period. Distributions on the PRIDES were $726 in 1997, $7,472 in 1998, and $1,868 in both of the three month periods ended March 31, 1998 and 1999; there were no PRIDES outstanding during any prior period.